Exhibit 4.1
EXECUTION VERSION
THIRD SUPPLEMENTAL INDENTURE
This Third Supplemental Indenture (this “Supplemental Indenture”), dated as of August 25, 2020, among Krypton Intermediate, LLC, a Delaware limited liability company, Krypton HoldCo, LLC, a Delaware limited liability company, Quintana Energy Services Inc., a Delaware corporation, Quintana Energy Services LLC, a Delaware limited liability company, Centerline Trucking, LLC, a Delaware limited liability company, Great White Well Control LLC, a Delaware limited liability company, Consolidated OWS Management, Inc., a Delaware corporation, Q Directional MGMT, Inc., a Delaware corporation, QES Directional Drilling, LLC, a Delaware limited liability company, QES Management LLC, a Delaware limited liability company, QES Pressure Control LLC, an Oklahoma limited liability company, QES Pressure Pumping, LLC, a Delaware limited liability company, QES Wireline LLC, a Texas limited liability company, Twister Drilling Tools, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiaries”), subsidiaries of KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and notes collateral agent (the “Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of October 31, 2018 (as amended through the date hereof, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 11.500% Senior Secured Notes due 2025 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Guarantor. The Guaranteeing Subsidiaries hereby agree to be Guarantors under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article XI thereof.
US 8052572v.1 TEM001/13080

3.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
4.Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
KRYPTON INTERMEDIATE, LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QUINTANA ENERGY SERVICES INC.

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QUINTANA ENERGY SERVICES LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

CENTERLINE TRUCKING, LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

GREAT WHITE WELL CONTROL LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

CONSOLIDATED OWS MANAGEMENT, INC.

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

    [Signature Page to Third Supplemental Indenture]

Q DIRECTIONAL MGMT, INC.

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QES DIRECTIONAL DRILLING, LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QES MANAGEMENT LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QES PRESSURE CONTROL LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QES PRESSURE PUMPING LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

QES WIRELINE LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

TWISTER DRILLING TOOLS, LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

    [Signature Page to Third Supplemental Indenture]

KRYPTON HOLDCO, LLC

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

KLX ENERGY SERVICES HOLDINGS, INC., as
Issuer

By:    /s/ Keefer Lehner
    Name:    Keefer Lehner
    Title:    Vice President

    [Signature Page to Third Supplemental Indenture]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee and Collateral Agent

By:    /s/ Barry D. Somrock
    Name:    Barry D. Somrock
    Title:    Vice President

    [Signature Page to Third Supplemental Indenture]